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                                                                   Exhibit 10.30

                 AGREEMENT ON TOOLING PURCHASES IN NORTH AMERICA

This Agreement is entered into as of December 12, 2001 between Venture Holdings Company LLC (the "LLC") and the following related entities:

         a)       Venture Industries Corporation ("Venture Industries")

         b)       Venture Mold & Engineering Corporation ("Venture Mold")

         c)       Vemco, Inc. ("Vemco")

         d)       Vemco Leasing, Inc ("Vemco Leasing")

         e) Venture Leasing Company (which in turn owns Venture Europe, Inc. and Venture EU Corporation) ("Venture Leasing")

         f)       Venture Europe, Inc ("Venture Europe")

         g)       Venture EU Corporation ("Venture EU")

         h)       Venture Holdings Corporation ("Venture Holdings")

         i)       Venture Service Company ("Venture Service"

         j) Experience Management LLC (1% of which is owned by Venture Service Company) ("Experience")

(collectively, "Venture") and Deluxe Pattern Corporation regarding Venture's purchase of services and products from Deluxe Pattern Corporation and Deluxe Pattern Corporation supplying services and products to Venture.

Whereas, Venture through is subsidiaries is in the business of supplying automotive services, products, components and integrated systems to the Original Equipment Manufactures (OEM)

Whereas, Deluxe Pattern Corporation is in the business of supplying service and products such as tooling, fixtures and related design, engineering and program management services to OEMs and other automotive suppliers including Venture.

Whereas, Venture and Deluxe Pattern Corporation are entering into this agreement to summarize their general relationship and course of conduct for services and products.

Now, therefore in exchange for the mutual covenants expressed herein, the parties agree to the following as to tooling purchases by Venture from Deluxe Pattern Corporation in North America:

1 GENERAL PROCEDURES:

1.1 Since, in accordance with standard OEM practices and as more fully addressed in the individual bid packages including any Statement of Responsibility (SOR) issued by the OEMs prior to the award of a contract, Venture is required to provide quotes for the sale price of the manufactured parts (production and prototypes) to the OEM's and if requested tooling (which may include tool design and the cost to produce or acquire production and prototype tooling), secondary equipment, (end of arm tooling, assembly equipment) and fixtures (dimension testing equipment) necessary or required to manufacture the required products for sale to the OEM [All of these requirements, part specification, tooling and such items being spelled out in the OEM's biding packages, SOR, OEM supplier manuals and Venture's supplier manuals], it is agreed that:

         (A) Venture may request and obtain pricing quotes from Deluxe Pattern Corporation for certain of such products and services necessary to comply with the OEM biding documents and procedures.

         (B) If requested, Deluxe Pattern Corporation will provide price quotes to Venture that incorporate and will comply with all OEM general requirements and specific SOR specifications required for the services and products requested (it being understood and agreed that Venture may require or request certain services


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                  and products in excess of the OEM requirements or SOR
                  specifications or alternatives to those stated specification and Deluxe Pattern Corporation will provide such additional information as requested).

         (C) Venture will be relying on Deluxe Pattern Corporation provided quotes in trying to obtain OEM contracts.

         (D) The parties will cooperate with each other in the quoting process with the intent being to have Venture competitively awarded contracts by the OEMs and in turn, subject to (F) below, Deluxe Pattern Corporation awarded such business by Venture

         (E) Deluxe Pattern Corporation will assist Venture in meeting Venture's requirements to the OEMs. As such the Parties agree to attempt to achieve certain targeted contribution margins. However market conditions, OEM purchasing dollar budgets and/or OEM expectations for a program, product or service may make it necessary to comprise such targeted contribution levels to obtain the contract award from the OEMs. Therefore, Parties agree that will work to get the maximum benefit for each Party both individually and collectively to the extent reasonably possible.

         (F) If OEM contracts are awarded to Venture, Venture may but will be under no obligation to award any of such work to Deluxe Pattern Corporation regardless of the assistance provided in obtaining the contracts. Deluxe Pattern Corporation and Venture agree that prior to the issuance to Deluxe Pattern Corporation of letters of intent, authorizations to proceed, or purchase orders by Venture to Deluxe Pattern Corporation, Venture has and will not incur or cause a obligation to be created between Venture and Deluxe Pattern Corporation.

1.2 It is understood and agreed that dealing and negotiations between the parties will be done by employees designated by the respective parties that may include quoting, purchasing and other respective management personnel.

2. CONTRACTS

2.1 It is understood and agreed that upon Venture selecting Deluxe Pattern Corporation to provide certain services and products, Venture will issue purchase order(s), which will govern the conduct of the parties and establish any right, obligations, and responsibility of the Parties. Such purchase order can be issued for the entire group of services and products or for each individual service or products. The purchase order shall generally be for a fixed price, subject to adjustment for engineering or scope changes, and at a minimum, state the price for the services and products and terms of payment. In the absence of any other specific terms in the purchase order Venture's standard terms and conditions will apply.

2.2 In the event there are changes in the initial scope of work after the award of the purchase order(s) the parties will meet and agree and negotiate changes to the original purchase order(s). The parties agree to negotiate the change orders in the same way that the original quoting is performed and using the same standards as outlived in Section 1.

3. OTHER DEFINITIONS AND MEANINGS; INTERPRETATIONS. For purposes of this Agreement, the term "parties" means (except where the context otherwise requires) Venture and Deluxe Pattern Corporation; the term "person" includes any natural person, firm, association, partnership, corporation, governmental agency, or other entity other than the parties; and the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a


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whole. The headings of the Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement.

4. VENTURE CORPORATE REQUIREMENTS: Without limiting any product warranties or other obligations, or the quality thereof, Deluxe Pattern Corporation will comply with Venture's supplier quality manual and all amendments and supplements thereto and all restatements thereof.

5. TECHNICAL REPRESENTATION: At Venture's reasonable request, Deluxe Pattern Corporation will provide, at no cost to Venture, qualified, on-site technical representation at Venture destination facilities to handle plant quality, engineering and material concerns with respect to any service or products supplied by Deluxe Pattern Corporation.

6. TOOL OWNERSHIP AND MAINTENANCE: Tooling and other products and services built for the purpose of and purchased by Venture for requirements will be the property of Venture or its customers.

7. TERMS AND CONDITIONS. Incorporated herein by reference and made part of this Agreement excepting only that in the event inconsistency between the provisions set forth in the body of this Agreement or on the purchase order itself and those set forth in the standard Venture purchasing terms and conditions, the provisions set forth in the body of this Agreement or specifically provided for in the purchase order will control. Any changes in the Venture standard terms and conditions subsequent to the date of this agreement will only be made by mutual consent of the Parties and may result in requiring equitable pricing adjustments which will be granted by the Parties.

         7.1 AMENDMENTS TO TERMS AND CONDITIONS. Notwithstanding any other changes as set forth in this Agreement to the standard Venture terms and conditions the Parties agree to the following additional changes:

                  7.1.1 In no event will Seller be liability for ANY incidental and or consequential damages under any circumstances.

                  7.1.2 Seller's Product Warranties will be limited to merchantable quality and free from defect in material and workmanship in the case of Buyer's review and approval of designs and product specification, samples, drawings or other data.

8. DISPUTE RESOLUTION. Any dispute, controversy or claim arising out of or relating to this Agreement or any actual or alleged breach of this Agreement or the parties' performance under this Agreement ("Dispute") will be resolved in accordance with the procedures specified in this Section 8, which will be the sole and exclusive procedures for resolution of Disputes.

         (a) Either party may give the other party written notice (the "Dispute Notice") of any Dispute not resolved in the normal course of business. The parties will attempt in good faith to resolve such Dispute promptly by negotiation between executives who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

         (b) Within thirty (30) days after delivery of the Dispute Notice, the party receiving such notice will submit a written response to the party who gave the notice. The Dispute Notice and the response will include:


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                  (i)      a statement of the party's position and a summary of
                           arguments supporting that position, and

                  (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive during negotiations.

                  Within sixty (60) days after delivery of the Dispute Notice, the designated executives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests made by one party to the other for information regarding the Dispute will be honored.

         (c) If the Dispute has not been resolved by the persons designated in subsection (b) above within four (4) months after delivery of the Dispute Notice, the Dispute will be referred to more senior executives of both parties who have authority to settle the Dispute and who will likewise meet to attempt to resolve the Dispute.

         (d) If the Dispute has not been resolved by executive negotiations within six (6) months after delivery of the Dispute Notice, or if the parties fail to meet within sixty (60) days from delivery of the Dispute Notice, the parties will resolve the Dispute by through arbitration.

9. TERM OF AGREEMENT. The term of this Agreement will be five (5) years from July 1, 2001 through and including June 30, 2006, and may be renewed for additional periods by written agreement of the parties unless otherwise terminated pursuant to the terms and conditions hereof. All purchase orders, letters of intent, and authorizations to proceed issued to Deluxe Pattern Corporation prior to the termination of this Agreement will not be affected by such termination and will be governed by the terms and conditions hereof. Notwithstanding anything to the contrary, the Parties may upon 30 days written notice to the other terminate this Agreement.

10. SEVERABILITY: If any provision of this Agreement is finally be determined by a court or by agreement of the parties to be invalid, unlawful or unenforceable, such provision will be replaced with a valid, lawful and enforceable provision that in its commercial and legal effect, so closely approximates the invalid, unlawful or unenforceable provision that it may be reasonably assumed that the parties would have entered into this Agreement with such replacement provision. If such a replacement provision cannot be found and the invalid, unlawful or unenforceable provision can therefore not be replaced, the invalid, unlawful or unenforceable provision will be deemed to be severed from this Agreement and every other provision of this Agreement will remain in full force and effect, unless the invalid, unlawful or unenforceable provision is of such material importance to this Agreement that it can reasonably be assumed that the parties would not have entered into this Agreement with its other provisions without also having the invalid, unlawful or unenforceable provision.

11. NOTICES: Any notice or other communication required or permitted to be given under this Agreement shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission (which, in the case of fax, is confirmed as delivered) or, if mailed, three (3) days after mailing registered or certified mail, return receipt requested, with postage prepaid:

                  If to Venture, then to:  Venture Holdings Company LLC.
                                                33662 James J. Pompo Dr.
                                                P.O. Box 278


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                                                Fraser, Michigan 48026-0278
                                                Telefax:  810-294-1960

                                                Attention:  President

                  If to Deluxe Pattern Corporation, then to: Deluxe Pattern Corporation.

                                                33662 James J. Pompo Dr.
                                                P.O. Box 278
                                                Fraser, Michigan 48026-0278
                                                Telefax:  810-294-1960

                                                Attention:  President

provided, however, that if subject party shall have designated a different address by notice to the other given as provided above, then to the last address so designated.

12. ASSIGNMENT. Neither party may assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party.

13. NO THIRD PARTIES. This Agreement is not intended to, and shall not, create any rights in or confer any benefits upon any person other than the parties hereto.

14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Michigan, except where the substantive laws of another jurisdiction mandatorily apply.

15. COUNTERPARTS. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.

16. COMPLETE AGREEMENT; AMENDMENT; WAIVER. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement may only be amended by a written instrument which (i) has been executed by both of the parties hereto and (ii) specifically refers to the provision of this Agreement to be amended. Either party may at any time waive compliance by the other with any covenants of this Agreement but only by a written instrument which (i) has been executed by the party waiving such compliance and (ii) specifically refers to the provision of this Supply Agreement to be waived. No waiver of any right or remedy in respect of any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion.

17. AUTHORITY. (a) Venture hereby represents and warrants that this Agreement has been duly approved or it will obtain such approvals by such persons or entities as may have the responsibility and authority for such matters and that the person executing this Agreement on behalf of Venture is duly authorized, has the ability, capacity and authority to bind Venture and has executed this Agreement with such intent to bind Venture. (b) Deluxe Pattern Corporation hereby represents and warrants that this Agreement has been duly approved or it will obtain such approvals by such persons as may have the responsibility and authority for such matters and that the person executing this Agreement on behalf of Deluxe Pattern Corporation is duly authorized, has the ability, capacity and


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authority to bind Deluxe Pattern Corporation and has executed this Agreement with such intent to bind Deluxe Pattern Corporation.

         IN WITNESS WHEREOF, Venture Holdings Company, Venture Industries Corporation, Venture Mold & Engineering Corporation, Vemco, Inc., Vemco Leasing, Inc , Venture Leasing Company, Venture Europe, Inc Venture EU Corporation, Venture Holdings Corporation, Venture Service Company, Experience Management LLC (Venture) and Deluxe Pattern Corporation execute this agreement



Venture                                   Deluxe Pattern Corporation
-------                                   --------------------------


By:       /s/ Michael D. Alexander           By:    /s/ Nicholas R. Demiro
     -------------------------------            ---------------------------


Name:    Michael D. Alexander                Name:  Nicholas R. Demiro
     -------------------------------              -------------------------


Title:     CFO                               Title:    CFO
      ------------------------------              -------------------------




Date:    12/12/01                            Date:   12/12/01
      ------------------------------              -------------------------


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